EXHIBIT 32.2

Certification of Chief Financial Officer furnished pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S. C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Martyn John Tuffery, Senior Vice President and the Chief Financial Officer of Trikon Technologies, Inc (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

1.	The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 (‘the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 780(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2005

/s/ Martyn J. Tuffery
Martyn J. Tuffery
Senior Vice President and Acting Chief Financial Officer